EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the:

      (i) Registration Statement No. 2-98713 on Form S-8 and related Prospectus with respect to the 1985 Long Term Performance Incentive Plan of NL Industries, Inc.; and

      (ii)  Registration   Statement  No.  33-25913  on  Form  S-8  and  related
            Prospectus with respect to the Savings Plan for Employees of NL Industries, Inc.; and

      (iii) Registration   Statement  No.  33-29287  on  Form  S-8  and  related
            Prospectus with respect to the 1989 Long Term Performance Incentive Plan of NL Industries, Inc.; and

      (iv) Registration Statement No. 33-48145 on Form S-8 and related Prospectus with respect to the NL Industries, Inc. 1992 Non-Employee Directors Stock Option Plan.

of our report dated February 11, 1998, which includes an explanatory paragraph for the 1997 change in accounting for environmental remediation costs in accordance with Statement of Position 96-1, on our audits of the consolidated financial statements and financial statement schedules of NL Industries, Inc. as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.





                                    COOPERS & LYBRAND L.L.P.



Houston, Texas
March 20, 1998